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                                                                    Exhibit 99.1


               LIBERTY FINANCIAL COMPANIES, INC. AND SUBSIDIARIES
               COMMISSIONED EMPLOYEE SEVERANCE AND RETENTION PLAN

       The Company hereby adopts the Liberty Financial Companies, Inc. and Subsidiaries Commissioned Employee Severance and Retention Plan for the benefit of certain employees of the Company and its Affiliates, on the terms and conditions hereinafter stated. All capitalized terms used herein are defined in
Section 1 hereof.

SECTION 1. DEFINITIONS. As hereinafter used:

       1.1 "AFFILIATE" shall have the meaning set forth in Rule 12b-2 under
Section 12 of the Exchange Act.

       1.2 "BENEFICIAL OWNER" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

       1.3 "BOARD" means the Board of Directors of the Company.

       1.4 "CAUSE" means (i) the willful and continued failure by a Covered Employee to substantially perform the Covered Employee's duties with the Employer (other than any such failure resulting from the Covered Employee's incapacity due to physical or mental illness), or (ii) the willful engaging by a Covered Employee in conduct which is demonstrably injurious in a material extent to the Company or any of its Affiliates, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on a Covered Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Covered Employee not in good faith or without reasonable belief that the Covered Employee's act, or failure to act, was in the best interest of the Company.

       1.5 A "CHANGE IN CONTROL" shall be deemed to have occurred if any of the events set forth in the following paragraphs shall have occurred:

            (1) any Person (other than Liberty Mutual Insurance Company or any of its affiliates) becomes the Beneficial Owner (except in connection with a transaction described in paragraphs (2) or (3) below), directly or indirectly, of (i) securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding Voting Securities or (ii) assets of the Company comprising 50% or more of such assets;

            (2) the consummation of any merger or consolidation or similar business transaction of the Company (or any direct or indirect subsidiary of the Company) with any other corporation or other entity in which the holders of the Company's

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outstanding Voting Securities immediately prior to such transaction no longer hold (in combination with the ownership of any trustee or other fiduciary holding securities under any employee benefit plan of the Company) at least 50% of the outstanding Voting Securities of the Company, the surviving entity or any parent thereof immediately after such transaction; or

            (3) any Person becomes the Beneficial Owner (except in connection with a transaction described in paragraphs (1) and (2) above), directly or indirectly, of assets of the Company comprising of all or substantially all of the Company's annuity or asset management business (as determined by the Board in its discretion); PROVIDED, HOWEVER, that such event will result in a "Change in Control" only with respect to a Covered Employee the assets of whose Employer are transferred in connection with the transaction described in this paragraph
(3); provided, further, that a "Change in Control" shall be deemed to have occurred with respect to Covered Employees who are employed in the Company's corporate group in the event that one or more transactions described in this paragraph (3) shall occur with respect to all or substantially all of both the Company's annuity and asset management businesses.

       1.6 "CHANGE IN CONTROL PRICE" means, with respect to a Covered Employee, the average of the closing share price of the Company's common stock on the New York Stock Exchange Consolidated Trading System during the 10 trading days prior to the applicable Change in Control.

       1.7 "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

       1.8 "COMPANY" means Liberty Financial Companies, Inc. or any successors thereto.

       1.9 "COVERED EMPLOYEE" means any employee who is an IFMG 1, IFMG 2, LFDI 1, LFDI 2, LFDI 3, LFDI 4, Special LFDI 5, Special LFDI 6, Special Level 2, Special Level 4 or Special Level 7 Employee and who is in good standing (not on probation). A Covered Employee becomes a "SEVERED EMPLOYEE" once he or she incurs a Severance.

       1.10 "DATE OF HIRE" means the earlier of the date a Covered Employee commences employment with the Employer or a Covered Employee's adjusted service date designated in the Company's records.

       1.11 "DISABILITY" shall mean total and permanent disability as determined under the provisions of the applicable Employer long-term disability program.

       1.12 "EARNED COMMISSIONS" means compensation (sales commissions) earned on the sale of eligible products determined using the appropriate commission schedule in accordance with established Company practice.

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       1.13 "EMPLOYER" means the Company or any of its Affiliates (or any successor Person following a Change in Control) which is an employer of a Covered Employee.

       1.14 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

       1.15 "EXCISE TAX" shall have the meaning ascribed to such term in Section 6 hereof.

       1.16 "FIRST PAYMENT DATE" means the date on which the initial fifty percent (50%) of a Covered Employee's Retention Bonus is paid to such Covered Employee by the Company in accordance with Section 3.1 hereof.

       1.17 "GOOD REASON" in respect to a Covered Employee designated on Exhibit C attached hereto means, the occurrence, on or after the date of a Change in Control and without the affected Covered Employee's written consent (which the Covered Employee may withhold in his or her sole discretion), of (i) the assignment to the Covered Employee of duties in the aggregate that are materially different with the Covered Employee's level of responsibility either as of November 1, 2000 or immediately prior to the date of the Change in Control or any material reduction in the nature or status of the Covered Employee's responsibilities from those in effect either as of November 1, 2000 or immediately prior to the date of the Change in Control; PROVIDED, HOWEVER, that the mere fact of a Covered Employee ceasing to be an officer of a public company shall not constitute a material reduction in the nature or status of such Covered Employee's responsibilities; (ii) a material reduction by the Employer in the Covered Employee's annual base salary or annual incentive compensation opportunity (based upon factors reasonably within the management control and influence of such Covered Employee) from that in effect immediately prior to the Change in Control; or (iii) the relocation of the Covered Employee's principal place of employment to a location more than fifty (50) miles from the Covered Employee's principal place of employment immediately prior to the date of the Change in Control. "Good Reason" in respect of any other Covered Employees means, the occurrence, on or after the date of a Change in Control and without the Covered Employee's written consent, of (i) a material reduction by the Employer in the Covered Employee's total annual pay (including the variable pay target) from that in effect immediately prior to the Change in Control or (ii) the relocation of the Covered Employee's principal place of employment to a location more than fifty (50) miles from the Covered Employee's principal place of employment immediately prior to the date of the Change in Control. Notwithstanding the foregoing, with respect to Covered Employees who are employed in the Company's corporate group and who have been designated as required to stay through the LFC Merger Date, Good Reason cannot occur until the LFC Merger Date.

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       1.18 "GROSS-UP PAYMENT" shall have the meaning ascribed to such term in
Section 6 hereof.

       1.19 "IFMG 1 EMPLOYEE" means any employee of the Employer selected by the Plan Administrator to participate in the Plan and who is designated in the Company's records as an IFMG 1 Participant.

       1.20 "IFMG 2 EMPLOYEE" means any employee of the Employer selected by the Plan Administrator to participate in the Plan and who is designated in the Company's records as an IFMG 2 Participant.

       1.21 "LFC MERGER" means the merger or similar business transaction occurring after the last Change in Control by which the Company shall be merged with or into Liberty Mutual Insurance Company or a wholly owned subsidiary thereof.

       1.22 "LFC MERGER DATE" shall mean the effective date of the LFC Merger.

       1.23 "LFC MERGER SHAREHOLDER PRICE" shall mean the cash value payable to minority public shareholders of a share of the Company's common stock on the LFC Merger Date as finally determined after applicable adjustments thereto in accordance with the Agreement and Plan of Merger relating to the LFC Merger.

       1.24 "LFDI 1 EMPLOYEE" means any employee of the Employer selected by the Plan Administrator to participate in the Plan and who is designated in the Company's records as a LFDI 1 Participant.

       1.25 "LFDI 2 EMPLOYEE" means any employee of the Employer selected by the Plan Administrator to participate in the Plan and who is designated in the Company's records as a LFDI 2 Participant.

       1.26 "LFDI 3 EMPLOYEE" means any employee of the Employer selected by the Plan Administrator to participate in the Plan and who is designated in the Company's records as a LFDI 3 Participant.

       1.27 "LFDI 4 EMPLOYEE" means any employee of the Employer selected by the Plan Administrator to participate in the Plan and who is designated in the Company's records as a LFDI 4 Participant.

       1.28 "MAXIMUM RETENTION BONUS" shall mean a cash amount equal to the following with respect to a IFMG 1, IFMG 2, LFDI 1, LFDI 2, LFDI 3, LFDI 4, Special LFDI 5, Special LFDI 6, Special Level 2, Special Level 4 or Special Level 7 Employee:

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
----------------------------------------------------------------------------------------------------------------
LFDI 4 Employee              Two times the sum of (i) (A) his or her Target Bonus multiplied by (B) a fraction, the numerator of which shall be the number of full months from
                             November 1, 2000 to the earlier of the date of a Change in Control or November
                             1, 2001, and the denominator of which shall be twelve (12); PROVIDED, HOWEVER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in Control occurs shall be deemed to be a full month for purposes of determining the number of full months to be included in the numerator of such fraction, plus (ii) Earned Commissions during the period beginning on November 1, 2000 and ending on the date of a Change in Control;
                             PROVIDED, HOWEVER, that with respect to a New Covered Employee, such period shall begin on the Date of Hire; PROVIDED, FURTHER, that such period shall end on November 1, 2001 in the event a Change in Control does not occur prior to
                             November 1, 2001.
----------------------------------------------------------------------------------------------------------------
LFDI 1, LFDI 2, LFDI 3,      Two times Earned Commissions during the period beginning on November 1, 2000
IFMG 1 and IFMG 2            and ending on the date of a Change in Control; PROVIDED, HOWEVER, that with
Employees                    respect to a New Covered Employee, such period shall begin on the Date of Hire;
                             PROVIDED, FURTHER, that such period shall end on November 1, 2001 in the event a Change in Control does not occur prior to November 1, 2001.
----------------------------------------------------------------------------------------------------------------
Special LFDI 6 Employee      Two times Earned Commissions during the period beginning on November 1, 2000 and ending on the date of a Change in Control; PROVIDED, HOWEVER, that such period shall end on November 1, 2001 in the event a Change in Control does not occur prior to November 1, 2001.
----------------------------------------------------------------------------------------------------------------
Special LFDI 5 Employee      Two times (i) his or her Target Bonus multiplied by (ii) a fraction, the numerator of which shall be the number of full months from November 1, 2000 to the earlier of the date of a Change in Control or November 1, 2001, and the denominator of which shall be twelve (12); PROVIDED, HOWEVER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in Control occurs shall be deemed to be a full month for purposes of determining the number of full months to be included in the numerator of such fraction.
----------------------------------------------------------------------------------------------------------------

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
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
Special Level 7 Employee     The sum of (i) (A) his or her annual base salary rate multiplied by (B) a fraction, the numerator of which shall be the number of full months from
                             November 1, 2000 to the earlier of the date of a Change in Control or November
                             1, 2001, and the denominator of which shall be twelve (12); PROVIDED, HOWEVER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in Control occurs shall be deemed to be a full month for purposes of determining the number of full months to be included in the numerator of such fraction, plus (ii) Earned Commissions during the period beginning on November 1, 2000 and ending on the date of a Change in Control;
                             PROVIDED, HOWEVER, that such period shall end on November 1, 2001 in the event a Change in Control does not occur prior to November 1, 2001.
----------------------------------------------------------------------------------------------------------------
Special Level 4 Employee     The sum of (i) (A) nine months of his or her annual base salary rate multiplied by (B) a fraction, the numerator of which shall be the number of full months from November 1, 2000 to the earlier of the date of a Change in
                             Control or November 1, 2001, and the denominator of which shall be twelve
                             (12); PROVIDED, HOWEVER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in Control occurs shall be deemed to be a full month for purposes of determining the number of full months to be included in the numerator of such fraction, plus (ii) Earned Commissions during the period beginning on November 1, 2000 and ending on the date of a
                             Change in Control; PROVIDED, HOWEVER, that such period shall end on November
                             1, 2001 in the event a Change in Control does not occur prior to November 1,
                             2001.
----------------------------------------------------------------------------------------------------------------
Special Level 2 Employee     The sum of (i) six months of his or her annual base salary rate, plus
                             (ii) Earned Commissions during the period beginning on November 1, 2000 and ending on the date of a Change in Control; PROVIDED, HOWEVER, that such period shall end on November 1, 2001 in the event a Change in
                             Control does not occur prior to November 1, 2001.
----------------------------------------------------------------------------------------------------------------

       For purposes of this Section 1.28, "annual base salary rate" shall be determined immediately prior to a Change in Control (without regard to any reductions therein which constitute Good Reason).

       1.29 "MINIMUM RETENTION BONUS" shall mean a cash amount equal to the following with respect to a IFMG 1, IFMG 2, LFDI 1, LFDI 2, LFDI 3, LFDI 4, Special LFDI 5, Special LFDI 6, Special Level 4 or Special Level 7 Employee:

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

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
LFDI 4 Employee              Two times the sum of (i) (A) his or her Target Bonus multiplied by (B) a fraction, the numerator of which shall be the number of full months from November 1, 2000 to the earlier of the date of a Change in
                             Control or November 1, 2001, and the denominator of which shall be twelve (12); PROVIDED, HOWEVER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in Control occurs shall be deemed to be a full month for purposes of determining the number of full months to be included in the numerator of such fraction, plus (ii) a minimum commission of $5,000 per month for each full month for the period beginning on November 1, 2000 and ending on the date of a Change in Control; PROVIDED, HOWEVER, that in the event the date of a
                             Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in
                             Control occurs shall be deemed to be a full month for the purpose of determining the number of full months in such period; PROVIDED, FURTHER, that such period shall end on November 1, 2001 in the event a Change in Control does not occur prior to November 1, 2001.
----------------------------------------------------------------------------------------------------------------
LFDI 3 Employee              Two times a minimum commission of $5,000 per month for each full month for the period beginning on November 1, 2000 and ending on the date of a Change in
                             Control; PROVIDED, HOWEVER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in Control occurs shall be deemed to be a full month for the purpose of determining the number of full months in such period; PROVIDED, FURTHER, that such period shall end on November 1, 2001 in the event a Change in Control does not occur prior to November 1, 2001.
----------------------------------------------------------------------------------------------------------------
LFDI 2 Employee              Two times a minimum commission of $5,000 per month for each full month for the period beginning on November 1, 2000 and ending on the date of a Change in
                             Control; PROVIDED, HOWEVER, that with respect to a New Covered Employee, such period shall begin on the first day of the month during which the Date of Hire occurs if the Date of Hire occurs on or before the 14th day of such month, otherwise, such period shall begin on the first day of the month following the month during which the Date of Hire occurs; PROVIDED, FURTHER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in
                             Control occurs shall be deemed to be a full month for the purpose of determining the number of full months in such period; PROVIDED, FURTHER, that such period shall end on November 1, 2001 in the event a Change in Control does not occur prior to November 1, 2001.
----------------------------------------------------------------------------------------------------------------

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
----------------------------------------------------------------------------------------------------------------
LFDI 1 Employee              Two times a minimum commission of $1,000 per month for each full month for the period beginning on November 1, 2000 and ending on the date of a Change in
                             Control; PROVIDED, HOWEVER, that with respect to a New Covered Employee, such period shall begin on the first day of the month during which the Date of Hire occurs if the Date of Hire occurs on or before the 14th day of such month, otherwise, such period shall begin on the first day of the month following the month during which the Date of Hire occurs; PROVIDED, FURTHER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in
                             Control occurs shall be deemed to be a full month for the purpose of determining the number of full months in such period; PROVIDED, FURTHER, that such period shall end on November 1, 2001 in the event a Change in Control does not occur prior to November 1, 2001.
----------------------------------------------------------------------------------------------------------------
IFMG 2 Employee              Two times a minimum commission of $2,500 per month for each full month for the period beginning on November 1, 2000 and ending on the date of a Change in Control; PROVIDED, HOWEVER, that with respect to a New Covered Employee, such period shall begin on the first day of the month during which the Date of Hire occurs if the Date of Hire occurs on or before the 14th day of such month, otherwise, such period shall begin on the first day of the month following the month during which the Date of Hire occurs; PROVIDED, FURTHER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in
                             Control occurs shall be deemed to be a full month for the purpose of determining the number of full months in such period; PROVIDED, FURTHER, that such period shall end on November 1, 2001 in the event a Change in Control does not occur prior to November 1, 2001.
----------------------------------------------------------------------------------------------------------------

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
----------------------------------------------------------------------------------------------------------------
IFMG 1 Employee              Two times a minimum commission of $5,000 per month for each full month for the period beginning on November 1, 2000 and ending on the date of a Change in Control; PROVIDED, HOWEVER, that with respect to a New Covered Employee, such period shall begin on the first day of the month during which the Date of Hire occurs if the Date of Hire occurs on or before the 14th day of such month, otherwise, such period shall begin on the first day of the month following the month during which the Date of Hire occurs; PROVIDED, FURTHER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in
                             Control occurs shall be deemed to be a full month for the purpose of determining the number of full months in such period; PROVIDED, FURTHER, that such period shall end on November 1, 2001 in the event a Change in Control does not occur prior to November 1, 2001.
----------------------------------------------------------------------------------------------------------------
Special LFDI 6 Employee      The sum of (i) a minimum commission of $50,000 per month for each full month for the period beginning on November 1, 2000 and ending on May 31, 2001, plus (ii) a minimum commission of $25,000 per month for each full month for the period beginning on June 1, 2001 and ending on the date of a Change in Control;
                             PROVIDED, HOWEVER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in Control occurs shall be deemed to be a full month for the purpose of determining the number of full months in such period;
                             PROVIDED, FURTHER, that such period shall end on November 1, 2001 in the event a
                             Change in Control does not occur prior to November 1, 2001.
----------------------------------------------------------------------------------------------------------------
Special LFDI 5 Employee      A minimum commission of $41,667 per month for each full month for the period beginning on November 1, 2000 and ending on the date of a Change in Control;
                             PROVIDED, HOWEVER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, the month during which a Change in Control occurs shall be deemed to be a full month for the purpose of determining the number of full months in such period;
                             PROVIDED, FURTHER, that such period shall end on November 1, 2001 in the event a
                             Change in Control does not occur prior to November 1, 2001.
----------------------------------------------------------------------------------------------------------------
Special Level 7 and          The sum of (i) six months of his or her annual base salary rate, plus
Special Level 4 Employees    (ii) Earned Commissions during the period beginning on November 1, 2000 and ending on the date of a Change in Control; PROVIDED, HOWEVER, that such period shall end on November 1, 2001 in the event a Change in Control does not occur prior to November 1, 2001.
---------------------------- -----------------------------------------------------------------------------------

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       For purposes of this Section 1.29, "annual base salary rate" shall be determined immediately prior to a Change in Control (without regard to any reductions therein which constitute Good Reason).

       1.30 "MONTH OF SERVICE" means each full month during which a New Covered Employee has been employed by the Employer; PROVIDED, HOWEVER, that a New Covered Employee whose Date of Hire occurs on or before the 14th day of the month in which the Date of Hire occurs shall be credited with a Month of Service for such month; PROVIDED, FURTHER, that in the event the date of a Change in Control occurs on or after the 15th day of the month during which a Change in Control occurs, a New Covered Employee who is then employed by the Employer shall be credited with a Month of Service for such month.

       1.31 "NEW COVERED EMPLOYEE" means any IFMG 1, IFMG 2, LFDI 1 or LDFI 2 Employee who commences employment with the Employer following November 6, 2000 and who is designated as a New Covered Employee in his or her offer of employment; PROVIDED, HOWEVER, that any IFMG 1, IFMG 2, LFDI 1 or LDFI 2 Employee who is designated as a Covered Employee in his or her offer of employment shall be a Covered Employee and shall not be a New Covered Employee; PROVIDED, FURTHER, that a New Covered Employee shall be treated the same as a Covered Employee for purposes of the Plan except where different treatment is specifically stated in the Plan.

       1.32 "NOTICE PERIOD" shall have the meaning ascribed to such term in
Section 2.4 hereof.

       1.33 "PERSON" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

       1.34 "PLAN" means this Liberty Financial Companies, Inc. and Subsidiaries Commissioned Employee Severance and Retention Plan, as set forth herein, as it may be amended from time to time in accordance with Section 8 hereof.

       1.35 "PLAN ADMINISTRATOR" means the Compensation Committee of the Board or one or more successors appointed by the Board.

       1.36 "RESTRICTED STOCK AGREEMENT" means a restricted stock agreement between a Covered Employee and the Company pursuant to which the Covered Employee was granted shares of the Company's common stock that are subject to restrictions on transfer.

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       1.37 "RESTRICTED PERIOD" shall have the meaning set forth in a Covered
Employee's Restricted Stock Agreement.

       1.38 "RESTRICTED STOCK TARGET PRICE" means that price per share of the Company's common stock stipulated in a Covered Employee's Restricted Stock Agreement at which such shares must trade for a period of ten consecutive trading days after the expiration of the applicable two year waiting period set forth in such Covered Employee's Restricted Stock Agreement as a condition precedent to the expiration of the Restricted Period.

       1.39 "RETENTION BONUS" shall have the meaning ascribed to such term in
Section 3 hereof.

       1.40 "RETIREMENT" means a termination of a Covered Employee's employment with the Employer within or after the calendar year the Covered Employee attains age sixty (60).

       1.41 "SECOND PAYMENT DATE" means a date six months immediately following a Change in Control.

       1.42 "SEVERANCE" means the termination of a Covered Employee's employment with the Employer (or, if applicable, a successor to the Employer) on or within eighteen (18) months following the date of the Change in Control, (i) by the Employer (or, if applicable, a successor to the Employer) other than for Cause, or (ii) by the Covered Employee for Good Reason. A Covered Employee will not be considered to have incurred a Severance (i) if his or her employment is discontinued by reason of the Covered Employee's death or a physical or mental condition causing such Covered Employee's inability to substantially perform his or her duties with the Employer, including, without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Employer; PROVIDED, HOWEVER, that a Covered Employee who is entitled to short-term disability benefits may incur a Severance of such Covered Employee's employment in accordance with this Section 1.43 or (ii) by reason of the divestiture of a facility, sale of a business or business unit, or the outsourcing of a business activity with which the Covered Employee is affiliated (including, but not limited to, a sale of the Company's annuity or asset management business that results in a Change in Control pursuant to Section 1.5(3) hereof) if the Covered Employee is offered employment by the entity which acquires such facility, business or business unit or which succeeds to such outsourced business activity (subject to such Covered Employee's right to terminate his or her employment for Good Reason), in which case such acquiring entity shall be treated as the Employer of such Covered Employee for all purposes under the Plan.

       1.43 "SEVERANCE DATE" means the date on or after the date of the Change in Control on which a Covered Employee incurs a Severance.

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       1.44 "SEVERANCE PAY" shall mean a cash payment from the Company equal to the greater of (i) any severance pay due under the Employer's existing severance guidelines based upon a Covered Employee's Date of Hire or (ii) the following with respect to a IFMG 1, IFMG 2, LFDI 1, LFDI 2, LFDI 3, LFDI 4, Special LFDI 5, Special LFDI 6, Special Level 2, Special Level 4 or Special Level 7 Employee:

----------------------------------------------------------------------------------------------------------------

LFDI 4 and Special LFDI 6    Two times his or her annual base salary rate.
Employees
----------------------------------------------------------------------------------------------------------------
LFDI 3, Special LFDI 5       The sum of (i) his or her annual base salary rate, plus (ii) his
and Special Level 7          or her Target Bonus.
Employees
----------------------------------------------------------------------------------------------------------------
LFDI 2                       Two times his or her annual base salary rate; PROVIDED, HOWEVER, that
Employee                     with respect to a New Covered Employee, such amount shall be equal to the greater of (i) two months of his or her annual base salary rate for each
                             Month of Service (subject to a maximum of two times his or her annual base salary rate) or (ii) four months of his or her annual base salary rate.
----------------------------------------------------------------------------------------------------------------
LFDI 1 Employee              His or her annual base salary rate; PROVIDED, HOWEVER, that with respect to a New Covered Employee, such amount shall be equal to the greater of (i) one month of his or her annual base salary rate for each Month of Service (subject to a maximum of his or her annual base salary rate) or (ii) two months of his or her annual base salary rate.
----------------------------------------------------------------------------------------------------------------
IFMG 1 and IFMG 2            The sum of (i) six months of his or her annual base salary rate, plus
Employees                    (ii) Earned Commissions during the six month period immediately preceding the
                             Severance Date; PROVIDED, HOWEVER, that with respect to a New Covered Employee, such amount shall be equal to the greater of (i) the sum of (A) one month of his or her annual base salary rate for each Month of Service, plus (B) Earned
                             Commissions during the period beginning on the Date of Hire and ending on the
                             Severance Date (subject to a maximum equal to the sum of (i) six months of his or her annual base salary rate, plus (ii) Earned Commissions during the six month period immediately preceding the Severance Date) or (ii) the sum of (X) two months of his or her annual base salary rate, plus (Y) Earned Commissions during the two month period immediately preceding the Severance Date or, if the Date of
                             Hire occurs less than two months prior to the Severance Date, the equivalent of two months of commissions based upon actual Earned Commissions.
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Special Level 2 and          His or her annual base salary rate.
Special Level 4
Employees
----------------------------------------------------------------------------------------------------------------

       For purposes of this Section 1.45, "annual base salary rate" shall be determined immediately prior to the Severance (without regard to any reductions therein which constitute Good Reason).

       1.45 "SPECIAL LEVEL 2 EMPLOYEE" means any employee of the Employer selected by the Plan Administrator to participate in the Plan and who is designated in the Company's records as a Special Level 2 Participant.

       1.46 "SPECIAL LEVEL 4 EMPLOYEE" means any employee of the Employer selected by the Plan Administrator to participate in the Plan and who is designated in the Company's records as a Special Level 4 Participant.

       1.47 "SPECIAL LEVEL 7 EMPLOYEE" means any employee of the Employer selected by the Plan Administrator to participate in the Plan and who is designated in the Company's records as a Special Level 7 Participant.

       1.48 "SPECIAL LFDI 5 EMPLOYEE" means any employee of the Employer selected by the Plan Administrator to participate in the Plan and who is designated in the Company's records as a Special LFDI 5 Participant.

       1.49 "SPECIAL LFDI 6 EMPLOYEE" means any employee of the Employer selected by the Plan Administrator to participate in the Plan and who is designated in the Company's records as a Special LFDI 6 Participant.

       1.50 "TARGET BONUS" means the Covered Employee's target annual incentive bonus in effect on the date immediately prior to the Change in Control or, in the event a Change in Control does not occur prior to November 1, 2001, the Covered Employee's target annual incentive bonus in effect on October 31, 2001.

       1.51 "TOTAL PAYMENTS" shall have the meaning ascribed to such term in
Section 6 hereof.

       1.52 "VOTING SECURITIES" means voting securities entitled to be voted generally in the election of directors.

SECTION 2. SEVERANCE BENEFITS.

       2.1 Each Covered Employee who incurs a Severance shall be entitled, subject to Section 2.5 hereof, to receive Severance Pay. Severance Pay shall be paid to a Severed Employee in a cash lump sum, as soon as practicable following the Severance Date, but in no event later than thirty (30) days immediately following the expiration of the revocation period, if any, applicable to such Severed Employee's Nonsolicitation/Waiver and Release of Claims Agreement, described in
Section 2.5.

       2.2 The Company shall provide each Severed Employee with outplacement services for a period of up to twelve (12) months.

       2.3 Except for Level 8 Severed Employees, the coverage period for purposes of the group health continuation requirements of section 4980B of the Code shall commence on a Severed Employee's Severance Date. The Company shall waive any premium payments otherwise required of a Severed Employee in connection with such continuation coverage with respect to the period beginning on each such Severed Employee's Severance Date and continuing thereafter for the period with respect to which such Severed Employee is entitled to Severance Pay in accordance with Section 1.45 hereof; PROVIDED, HOWEVER, that during such period, each such Severed Employee shall continue to pay to the Company the employee portion of any premium payments at active employee rates (which may be changed by the Company). Level 8 Severed Employees' group health continuation requirements of Section 4980B of the Code shall commence six (6) months after a Severed Employee's Severance Date.

       2.4 If an Employer is obligated by law or by contract to pay severance pay, a termination indemnity, notice pay, or the like to a Covered Employee, or if an Employer is obligated by law to provide advance notice of separation (not including any notice period that relates to obligations of an Employer which arise under the Worker Adjustment Retraining Notification Act, 29 U.S.C. Section 2101, et seq.) ("NOTICE PERIOD") to a Covered Employee, then any Severance Pay hereunder to such Covered Employee shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period. Any Severance Pay hereunder shall be reduced, on a dollar for dollar basis, by any severance payment made by the Company, any subsidiary of the Company, the Employer or successor Employer to the Covered Employee pursuant to any other severance plan, program, policy or arrangement.

       2.5 No Severed Employee shall be eligible to receive Severance Pay or other benefits under the Plan unless he or she first executes a Nonsolicitation/ Waiver and Release of Claims Agreement substantially in the form attached hereto as Schedule A or in the forms generally used by the Beneficial Owner or other acquiring Person (or, if the Severed Employee is not a United States employee, a similar agreement which is in accordance with the applicable laws of the relevant jurisdiction).

       2.6 Notwithstanding the foregoing, any individual who is designated on Exhibit A hereto will not be entitled to any benefits under this Section 2.

SECTION 3. RETENTION BONUS.

       3.1 PAYMENT OF RETENTION BONUS. A Covered Employee's Retention Bonus shall be paid by the Company to the Covered Employee as follows:

            (1) In the event a Change in Control occurs during the period beginning on November 1, 2000 and ending on October 31, 2001, a Covered Employee who is employed by the Employer on the date of a Change in Control shall be entitled to receive from the Company an amount equal to the greater of (A) such Covered Employee's Minimum Retention Bonus or (B) such Covered Employee's Maximum Retention Bonus (such greater amount, the "RETENTION BONUS"). Fifty percent (50%) of such Covered Employee's Retention Bonus shall be paid by the Company to the Covered Employee as soon as practicable, but no later than thirty
(30) days, following the date of a Change in Control. The remaining fifty percent (50%) of such Covered Employee's Retention Bonus shall be paid by the Company to the Covered Employee as soon as practicable, but no later than thirty
(30) days, following the Second Payment Date if the Covered Employee is then employed by the Employer. If such Covered Employee's employment is terminated prior to the Second Payment Date by the Employer without Cause, by the Covered Employee for Good Reason or due to the Covered Employee's death, Disability or Retirement, the remaining fifty percent (50%) of such Covered Employee's Retention Bonus shall be paid by the Company as soon as practicable, but no later than thirty (30) days, following the date of such termination. If such Covered Employee's employment is terminated prior to the Second Payment Date for any other reason, the remaining fifty percent (50%) of such Covered Employee's Retention Bonus shall be forfeited.

            (2) In the event a Change in Control does not occur prior to November 1, 2001, a Covered Employee who is employed by the Employer on November 1, 2001 shall be entitled to receive from the Company an amount equal to the greater of (A) such Covered Employee's Minimum Retention Bonus or (B) such Covered Employee's Maximum Retention Bonus (such greater amount, the "RETENTION BONUS"). Fifty percent (50%) of such Covered Employee's Retention Bonus shall be paid by the Company to the Covered Employee as soon as practicable, but no later than thirty (30) days, following November 1, 2001. The remaining fifty percent (50%) of such Covered Employee's Retention Bonus shall be paid by the Company to the Covered Employee as soon as practicable, but no later than thirty (30) days, following May 1, 2002 if the Covered Employee is then employed by the Employer. If such Covered Employee's employment is terminated prior to May 1, 2002 by the Employer without Cause, by the Covered Employee for Good Reason or due to the Covered Employee's death, Disability or Retirement, the remaining fifty percent (50%) of such Covered Employee's Retention Bonus shall be paid by the Company as soon as practicable, but no later than thirty (30) days, following the date of such termination. If such Covered Employee's employment is terminated prior to May 1, 2002 for any other reason, the remaining fifty percent (50%) of such Covered Employee's Retention Bonus shall be forfeited.

       3.2 Notwithstanding the foregoing, any individual who is designated on Exhibit B hereto will not be entitled to any benefits under this Section 3.

SECTION 4. STOCK OPTIONS.

       4.1 VESTED STOCK OPTIONS. Upon a Change in Control, each then outstanding vested stock option held by a Covered Employee can be exercised at any time prior to the earlier of (i) the LFC Merger Date, or (ii) the date such option expires in accordance with its terms. If the LFC Merger Date is not on or prior to such expiration date, the Covered Employee's vested options not exercised on or prior to such expiration date will expire. If the LFC Merger Date is on or prior to such expiration date, vested options not exercised prior to the LFC Merger Date will be cancelled as of the LFC Merger Date in exchange for a cash payment from the Company equal to the excess, if any, of the LFC Merger Shareholder Price over the exercise price per share of each such option, multiplied by the number of shares subject to such option. The Company shall make such payment within thirty (30) days of the LFC Merger Date.

       4.2 UNVESTED STOCK OPTIONS. Upon a Change in Control, any then outstanding unvested stock options held by a Covered Employee shall be subject to the following provisions, whichever is applicable to the Covered Employee:

            (1) COVERED EMPLOYEE CONTINUES EMPLOYMENT UNTIL THE LFC MERGER DATE. With respect to each Covered Employee who continues employment with the Employer following the Change in Control until the LFC Merger Date, each outstanding unvested option shall be cancelled upon the Change in Control in exchange for cash payments from the Company determined as follows:

                 (i) Within thirty (30) days after the Change in Control, the Company shall make a cash payment to the Covered Employee equal to fifty percent (50%) of the excess, if any, of the Change in Control Price over the exercise price of each such option, multiplied by the number of shares subject to such option (the "First Option Payment").

                 (ii) Within thirty (30) days after the Second Payment Date, the Company shall make a cash payment to the Covered Employee equal to the combination of (a) fifty percent (50%) of the excess, if any, of the LFC Merger Shareholder Price over the exercise price of each such option, multiplied by the number of shares subject to each such option, and (b) plus the excess, or minus the deficit, of the LFC Merger Shareholder Price over the Change in Control Price multiplied by fifty percent (50%) of the number of shares subject to each such option (the "Second Option Payment"). (The purpose of clause (b) of the preceding sentence is to "true up" the cash out price of the First Option Payment so that it is based on the LFC Merger Shareholder Price.)

                 (iii) If the Covered Employee's employment is terminated prior to the Second Payment Date by the Employer without Cause, by the Covered Employee for Good Reason or due to the Covered Employee's death, Disability or Retirement (each of such reasons being hereinafter referred to as a "Valid Reason"), the Company shall make the Second Option Payment to the Covered Employee within thirty (30) days after the later of such Covered Employee's termination of employment or the LFC Merger Date. If the Covered Employee's employment is terminated prior to the Second Payment Date for any other reason other than a Valid Reason, the Second Option Payment shall not be made.

            (2) COVERED EMPLOYEE TERMINATES EMPLOYMENT PRIOR TO LFC MERGER DATE. With respect to each Covered Employee who continues in employment with the Employer following a Change in Control but then terminates such employment prior to the LFC Merger Date, each outstanding unvested option shall be cancelled upon the Change in Control in exchange for cash payments from the Company determined as follows:


                 (i) Within thirty (30) days after the Change in Control, the Company shall make a First Option Payment to the Covered Employee.

                 (ii) If the Covered Employee's employment is terminated for a Valid Reason, then within thirty (30) days after the LFC Merger Date, the Company shall make a Second Option Payment to the Covered Employee. If the Covered Employee's employment is terminated for any reason other than a Valid Reason, then the Second Option Payment shall not be made.

SECTION 5. RESTRICTED STOCK.

       If the LFC Merger Shareholder Price equals or exceeds the Restricted Stock Target Price applicable to an outstanding share of restricted stock held by a Covered Employee, then, immediately prior to the LFC Merger, such outstanding share of restricted stock shall become fully vested and all restrictions relating to such stock shall lapse. Any then outstanding share of restricted stock of the Company held by a Covered Employee for which the Restricted Stock Target Price applicable to such share of restricted stock is more than the LFC Merger Shareholder Price shall be forfeited by the Covered Employee upon the LFC Merger. The phrase "immediately prior to the LFC Merger" in the first sentence of this Section 5 shall be understood to mean sufficiently in advance of the LFC Merger Date to permit the Covered Employee to take all steps reasonably necessary to deal with the shares of such stock so that such shares may be treated in the same manner, subject to the consummation of the LFC Merger, as the shares of stock of other shareholders (other than Liberty Mutual Insurance Company or any shareholders seeking appraisal rights) in connection with the LFC Merger.

SECTION 6. EXCISE TAX.

       If any of the payments or benefits received or to be received by a Covered Employee in connection with the Change in Control or his or her termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "TOTAL PAYMENTS") will be subject to any excise tax imposed under section 4999 of the Code (the "EXCISE TAX"), the Company shall pay to the Covered Employee an additional amount (the "GROSS-UP PAYMENT") such that the net amount retained by the Covered Employee, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. The amount of the Gross-Up Payment, if any, shall be determined in a reasonable manner by the Plan Administrator or any person or entity designated by the Plan Administrator. The Gross-Up Payment, if any, (a) with respect to a Severed Employee, shall be paid in a cash lump sum, as soon as practicable following the Severance Date, but, in any event, not later than thirty (30) days immediately following the expiration of the revocation period, if any, applicable to such Severed Employee's release, described in Section 2.5, and, (b) with respect to any other Covered Employee, shall be paid in a cash lump sum not later than thirty (30) days immediately following the receipt of payments subject to the Excise Tax.

SECTION 7. PLAN ADMINISTRATION.

       7.1 The Plan Administrator shall administer the Plan and may interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan, including, without limitation, Sections 8 and 9.2 hereof.

       7.2 The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Company.

SECTION 8. PLAN MODIFICATION OR TERMINATION.

       The Plan may be amended or terminated by the Board at any time; PROVIDED, HOWEVER, that the Plan may not be amended or terminated during the eighteen (18) month period following a Change in Control.

SECTION 9. GENERAL PROVISIONS.

       9.1 The Company shall pay to each Covered Employee all reasonable legal fees and expenses incurred by such Covered Employee in pursuing any claim under the Plan in which such Covered Employee prevails in any material respect.

       9.2 In the event of a claim by a Covered Employee as to the amount or timing of any distribution, such Covered Employee shall present the reason for his or her claim in writing to the Plan Administrator or its designee. The Plan Administrator shall, within sixty (60) days after receipt of such written claim, send a written notification to the Covered Employee as to its disposition. In the event the claim is wholly or partially denied, such written notification shall (a) state the specific reason or reasons for the denial, (b) make specific reference to pertinent Plan provisions on which the denial is based, (c) provide a description of any additional material or information necessary for the Covered Employee to perfect the claim and an explanation of why such material or information is necessary, and (d) set forth the procedure by which the Covered Employee may appeal the denial of his or her claim. In the event a Covered Employee wishes to appeal the denial of his or her claim, he or she may request a review of such denial by making application in writing to the Plan Administrator within sixty (60) days after receipt of such denial. Such Covered Employee (or his or her duly authorized legal representative) may, upon written request to the Plan Administrator, review any documents pertinent to his or her claim, and submit in writing, issues and comments in support of his or her position. Within sixty (60) days after receipt of a written appeal (unless special circumstances, such as the need to hold a hearing, require an extension of time, but in no event more than one hundred twenty (120) days after such receipt), the Plan Administrator shall notify the Covered Employee of the final decision. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

       9.3 An Employer shall be entitled to withhold from amounts to be paid to a Covered Employee hereunder any federal, state or local withholding or other taxes or charges (or foreign equivalents of such taxes or charges) which it is from time to time required to withhold.

       9.4 Except as otherwise provided herein or by law, no right or interest of any Covered Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Covered Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Covered Employee. When a payment is due under this Plan to a Severed Employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

       9.5 Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Covered Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Covered Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.


       9.6 If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

       9.7 This Plan shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Covered Employee, present and future, and any successor to the Company or the Employer. If a Severed Employee shall die while any amount would still be payable to such Severed Employee hereunder if the Severed Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the executor, personal representative or administrators of the Severed Employee's estate.

       9.8 The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

       9.9 The Plan shall not be funded. No Covered Employee shall have any right to, or interest in, any assets of any Employer which may be applied by the Employer to the payment of benefits or other rights under this Plan.

       9.10 Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States Mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address. The address of the Plan Administrator is c/o Liberty Financial Companies, Inc., 600 Atlantic Avenue, 24th Floor, Boston, Massachusetts 02110, Attention: William O'Donnell. The Plan Administrator may change such address by notice to the Covered Employees.

       9.11 This Plan shall be construed and enforced according to the laws of the Commonwealth of Massachusetts to the extent not preempted by federal law, which shall otherwise control.

                                      DRAFT

                                SUBJECT TO CHANGE

                                   SCHEDULE A

             NONSOLICITATION/WAIVER AND RELEASE OF CLAIMS AGREEMENT

       YOU HAVE BEEN ADVISED TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS NONSOLICITATION/WAIVER AND RELEASE OF CLAIMS AGREEMENT (the "AGREEMENT").

       [YOU HAVE [FORTY-FIVE] [TWENTY-ONE] DAYS AFTER RECEIVING THIS AGREEMENT TO CONSIDER WHETHER TO SIGN IT. YOU AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL CONSIDERATION PERIOD. YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED THE EXHIBITS A AND B ATTACHED WHICH PROVIDE INFORMATION REGARDING THE EMPLOYEES SELECTED FOR SEPARATION AS PART OF THIS ORGANIZATION RESTRUCTURING.

       AFTER SIGNING THIS AGREEMENT, YOU HAVE ANOTHER SEVEN DAYS IN WHICH TO REVOKE IT, AND IT DOES NOT TAKE EFFECT UNTIL THOSE SEVEN DAYS HAVE ENDED.(1) ANY REVOCATION MUST BE SUBMITTED, IN WRITING, TO FRANK FAGGIANO OR HIS SUCCESSOR, SENIOR VICE PRESIDENT, HUMAN RESOURCES, AND STATE "I HEREBY REVOKE MY ACCEPTANCE OF THE NONSOLICITATION/WAIVER AND RELEASE OF CLAIMS AGREEMENT." THE REVOCATION MUST BE PERSONALLY DELIVERED TO MR. FAGGIANO OR HIS SUCCESSOR AT LIBERTY FINANCIAL COMPANIES, INC., 600 ATLANTIC AVENUE, 24TH FLOOR, BOSTON, MASSACHUSETTS 02210, AND POSTMARKED WITHIN SEVEN (7) DAYS OF EXECUTION OF THIS AGREEMENT.

       In consideration of, and subject to, the payments to be made to me by Liberty Financial Companies, Inc. (together with its subsidiaries, related corporations, parent and any of their respective successors, the "COMPANY"), pursuant to the Liberty Financial Companies, Inc. and Subsidiaries Commissioned Employee Severance and Retention Plan (the "PLAN"), which I acknowledge that I would not otherwise be entitled to receive, I hereby waive any claims I may have for employment or re-employment by the Company after the date hereof, and I further agree to and do release and forever discharge the Company and its present officers, directors, shareholders, employees and agents from any and all claims and causes of action, known or unknown, arising out of or relating to my employment with the Company or the termination thereof, including, but not limited to, wrongful discharge, breach of


--------
(1)  Square bracketed sections for employees over age 40 only.

contract, tort, fraud, Title VII of the Civil Rights Act of 1964, [Age Discrimination in Employment Act,] Employee Retirement Income Security Act, Americans with Disabilities Act, the Massachusetts Law Against Discrimination, G.L. 151B, or any other federal, state or local legislation or common law relating to employment or discrimination in employment, labor or human rights or otherwise.

       Notwithstanding the foregoing or any other provision hereof, nothing in this Agreement shall adversely affect (i) my rights under the Plan; (ii) my rights to benefits other than severance benefits under written plans of the Company; or (iii) my rights to indemnification under any indemnification agreement, applicable law and the certificates of incorporation and bylaws of the Company, and my rights under any director's and officer's liability insurance policy covering me.

       I hereby acknowledge and agree that, for a period of twelve months from my Severance Date (as such term is defined in the Plan), I will not, either directly or indirectly, solicit, recruit, hire or promise future employment to any employee of the Company, or solicit or encourage any employee of the Company to leave the employment of the Company.

       I acknowledge that I have signed this Agreement voluntarily, knowingly, of my own free will and without reservation or duress, and that no promises or representations, written or oral, have been made to me by any person to induce me to do so other than the promise of payment set forth in the first paragraph above and the Company's acknowledgment of my rights reserved under the second paragraph above.

       I understand that this Agreement will be deemed to be an application for benefits under the Plan, and that my entitlement thereto shall be governed by the terms and conditions of the Plan, and I expressly hereby consent to such terms and conditions.

       I acknowledge that [I have been given not less than [forty-five (45)] [twenty-one (21)] days to review and consider this Agreement, and that I have had the opportunity to consult with an attorney or other advisor of my choice and have been advised by the Company to do so if I choose. [I may revoke this Agreement seven days or less after its execution by providing written notice to the Company.]

       Finally, I acknowledge that I have carefully read this Agreement and understand all of its terms. This is the entire Agreement between the parties and is legally binding and enforceable.

       This Agreement shall be governed and interpreted under federal law and the laws of the Commonwealth of Massachusetts.

       I knowingly and voluntarily sign this Agreement.


Date Delivered to Employee:               [Company]


------------------------

Date Signed by Employee:                  By:
                                             --------------------------------
                                          Title:
------------------------                        -----------------------------


[Seven-Day Revocation Period Ends:


------------------------]


Signed:                                   Date:
       ----------------------------            ------------------------------


-----------------------------------
    (Print Employee's Name)

                                    EXHIBIT A


NAME                       BUSINESS UNIT

James S. Tambone           LFDI
Louis Tasiopoulos          LFDI

                                    EXHIBIT B


NAME                       BUSINESS UNIT

Mike Conlon                Crabbe Huson
Thane Cleland              Crabbe Huson

                                    EXHIBIT C


NAME

Kevin O'Shea
Jeffrey Place
James Kilbane
John Bartlett
Elizabeth Carey
Robert Hussey